UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 21, 2021

(Exact name of Registrant as Specified in its Charter)

001-35368
(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
33 Kingsway
London, United Kingdom
WC2B 6UF
(Address of Principal Executive Offices)
44 207 632 8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.08    Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01    Other Events.

Capri Holdings Limited (the “Company”) has determined that the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) will be held on Wednesday, July 28, 2021. The time and location of the 2021 Annual Meeting will be as set forth in the Company’s proxy statement for the 2021 Annual Meeting to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Because the date of the 2021 Annual Meeting differs by more than 30 days from the anniversary date of the prior year annual meeting, which was held on Wednesday, September 23, 2020, pursuant to the Company’s Memorandum and Articles of Association (the “Memorandum”) and the rules and regulations of the SEC, shareholders who intend to present a proposal at the 2021 Annual Meeting or who intend to nominate a director are required to provide the Company with notice of such proposal or nomination no later than May 6, 2021, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Notice must be sent to the Company’s principal executive office at 33 Kingsway, London, United Kingdom WC2B 6UF Attn: Corporate Secretary. Additionally, shareholders must comply with other applicable requirements contained in Regulations 69, 70 and 71 of the Memorandum, the rules and regulations of the SEC and other applicable law. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements contained in its Memorandum and applicable laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED
Date: April 26, 2021
	By:	/s/ Krista A. McDonough
	Name:	Krista A. McDonough
	Title:	Senior Vice President, General Counsel & Chief Sustainability Officer